SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2006

Commission file number 001-12215

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Item 2.02. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” On April 20, 2006, Quest Diagnostics Incorporated (the “Company”) issued a press release announcing, among other things, its results for the quarter ended March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.05. Costs Associated with Exit or Disposal Activities

The following information is filed pursuant to “Item 2.05. Costs Associated with Exit or Disposal Activities.” On April 19, 2006, the Company decided to discontinue NID’s operations. During the fourth quarter of 2005, the Company’s test kit manufacturing subsidiary, NID, instituted its second voluntary product hold within a six-month period, due to quality issues, which has adversely impacted the operating performance of NID. As a result, the Company evaluated a number of strategic options for NID. The decision to discontinue NID’s operations is expected to result in a pretax charge in the second quarter of 2006 preliminarily estimated to be up to $45 million. The estimated charge is expected to principally relate to the write-off of operating assets and the accrual of liabilities associated with employee severance costs and various lease commitments. The associated cash expenditures are estimated to be up to $35 million.

Item 2.06. Material Impairment

The information included in Item 2.05 is hereby incorporated by reference into and filed pursuant to Item 2.06.

Item 9.01. Financial Statements and Exhibits

c.	Exhibit

	99.1	Press release of Quest Diagnostics Incorporated dated April 20, 2006 announcing, among other things, its results for the quarter ended March 31, 2006.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 20, 2006

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert A. Hagemann

Robert A. Hagemann
Senior Vice President and Chief Financial Officer